UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 19, 2015

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-15903	72-1100013
(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2015. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 1, 2015.

Proposal 1:	Election of eight directors.

The eight individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	18,132,390	1,117,245	2,534,585
Chad C. Deaton	18,918,622	331,013	2,534,585
James B. Jennings	18,921,007	328,628	2,534,585
Gary A. Kolstad	19,121,020	128,615	2,534,585
H.E. Lentz, Jr.	18,913,533	336,102	2,534,585
Randy L. Limbacher	18,925,670	323,965	2,534,585
William C. Morris	18,720,233	529,402	2,534,585
Robert S. Rubin	18,911,981	337,654	2,534,585

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 were as follows:

For	Against	Abstentions	Broker Non-Votes
21,638,073	133,789	12,358	0

Proposal 3:	Advisory vote on the compensation of the named executive officers.

Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
17,047,688	2,178,251	23,696	2,534,585

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: May 21, 2015

	By:	/s/ Christopher M. Powell
Christopher M. Powell
Assistant Corporate Secretary

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